Exhibit 8.1

WongPartnership LLP
12 Marina Boulevard Level 28
Marina Bay Financial Centre Tower 3
Singapore 018982
t +65 6416 8000
f +65 6532 5711/5722
e contactus@wongpartnership.com

Not for service of court documents

wongpartnership.com

ASEAN | CHINA | MIDDLE EAST

TO		FROM

TST/yt/20100419

The Board of Directors	Fax:	+65 6532 5722
Avago Technologies Limited
1 Yishun Avenue 7	Direct:	+65 6416 8186
Singapore 768923
	Email:	shaotong.tan@wongpartnership.com
21 August 2014

Dear Sirs

AVAGO TECHNOLOGIES LIMITED (THE “COMPANY”) – REGISTRATION STATEMENT ON FORM S-3 IN RESPECT OF (I) US$1,000,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF 2.0 PERCENT CONVERTIBLE NOTES DUE 2021 ISSUED BY THE COMPANY AND (II) UP TO 21,857,900 CONVERSION SHARES (AS DEFINED BELOW)

We have acted as Singapore legal advisers to the Company, a company incorporated under the laws of the Republic of Singapore, in connection with the filing by the Company with the United States Securities and Exchange Commission of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in respect of (i) US$1,000,000,000 in aggregate principal amount of 2.0 per cent. convertible notes due 2021 issued by the Company (the “Convertible Notes”) and (ii) up to 21,857,900 new ordinary shares of the Company (the “Conversion Shares”) issuable by the Company pursuant to the conversion of the Convertible Notes. You have requested our opinion concerning the statements in the Registration Statement under the section “Tax Considerations—Singapore Tax Considerations”, comprising the subsections “Income Taxation under Singapore Law”, “Stamp Duty”, “Estate Duty” and “Tax Treaties Regarding Withholding Taxes”.

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.

We are opining herein as to the effect on the subject transaction only of the tax laws of Singapore as at the date of this opinion and as such laws have, to date, been interpreted in published decisions of the courts of the Republic of Singapore. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Based on such facts and subject to the limitations set forth in the Registration Statement, the statements of law and legal conclusions in the Registration Statement under the section “Tax Considerations—Singapore Tax Considerations”, comprising the subsections “Income Taxation under Singapore Law”, “Stamp Duty”, “Estate Duty” and “Tax Treaties Regarding Withholding Taxes”, constitute the opinion of WongPartnership LLP as to the material Singapore tax consequences of an investment in the Convertible Notes and/or Conversion Shares.

WongPartnership LLP (UEN: T08LL0003B) is a limited liability law partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A).

WONGPARTNERSHIP LLP

TST/yt/20100419

21 August 2014

Page: 2

No opinion is expressed as to any matter not discussed herein.

We will not be responsible to carry out any review or to update the opinion for any subsequent changes or modifications to the law and regulations, or to the administrative interpretations thereof.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the inclusion of our name under the caption “Tax Considerations” in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is only for the benefit of the person to whom it is addressed, subject to the condition that such person accepts and acknowledges that this opinion may not be appropriate or sufficient for such person’s purposes, and is strictly limited to the matters stated in this opinion and is not to be read as extending by implication to any other matter in connection with the Registration Statement or otherwise. Further, save for the filing of this opinion with the SEC as an exhibit to the Registration Statement, this opinion is not to be circulated to, or relied upon by, any other person (other than persons entitled to rely on it pursuant to applicable provisions of federal securities law in the United States, if applicable) or quoted or referred to in any public document or filed with any governmental body or agency without our prior written consent, unless the person to whom it is addressed is required to do so by law, regulation or any governmental or regulatory authority.

Yours faithfully

WONGPARTNERSHIP LLP

/s/ WongPartnership LLP

TAN SHAO TONG